Exhibit 4.2

ICAGEN, INC.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

(dated as of December 15, 2003

and amended and restated

as of April 16, 2004)

SECTION 1 Definitions		2
1.1	Certain Definitions	2

SECTION 2 Registration Rights		6
2.1	Demand Registration	6
2.2	Incidental Registration	7
2.3	Series A, B, C, D, F, G and G-1 Registration on Form S-3	9
2.4	Series H Registration on Form S-3	11
2.5	Holdback	12
2.6	Expenses of Registration	13
2.7	Registration Procedures	13
2.8	Indemnification	16
2.9	Indemnification with Respect to Underwritten Offering	17
2.10	Information by Holder	18
2.11	Limitations on Registration of Issues of Securities	18
2.12	Rule 144 Reporting	19
2.13	“Market Stand-Off” Agreement	19
2.14	Mergers, Etc.	20
2.15	Termination of Registration Rights	20

SECTION 3 Right of First Refusal		20
3.1	Right of First Refusal	20
3.2	Termination of Right of First Refusal	23

SECTION 4 Miscellaneous		23
4.1	Governing Law	23
4.2	Transfer or Assignment; Successors and Assigns	23
4.3	Entire Agreement; Amendment; Waiver	23
4.4	Notices, etc.	24
4.5	Delays or Omissions	25
4.6	Rights; Separability	25
4.7	Specific Performance	25
4.8	Titles and Subtitles	25
4.9	Counterparts	25
4.10	Prior Agreements Superseded	25
4.11	Waiver and Consent	25

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amended and Restated Stockholders’ Agreement (this “Agreement”) is made and entered into as of April 16, 2004 by and among Icagen, Inc., a Delaware corporation (the “Company”), and the holders of the Company’s Series A, B, C, D, F, G, G-1 and H Convertible Preferred Stock identified on Exhibit A attached hereto (the “Stockholders”).

RECITALS

WHEREAS, the Company and certain investors (the “Investors”) are parties to a Series H Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the “Series H Stock Purchase Agreement”) pursuant to which the Company shall issue and sell and the Investors shall purchase certain shares of the Company’s Series H Convertible Preferred Stock;

WHEREAS, the Company and certain of the Stockholders are parties to the following agreements: (1) the Second Amended and Restated Registration Rights Agreement, dated as of March 31, 1993 and amended and restated as of December 16, 1994 and October 18, 1995, by and among the Company and the purchasers of the Company’s Series A, B and C Convertible Preferred Stock identified therein, (2) the Second Amended and Restated Right of First Refusal Agreement, dated as of March 31, 1993 and amended and restated as of December 16, 1994 and October 18, 1995, by and among the Company and the purchasers of the Company’s Series A, B and C Convertible Preferred Stock identified therein, (3) the Registration Rights Agreement, dated as of March 27, 1997, by and among the Company and the purchasers of the Company’s Series D Convertible Preferred Stock identified therein, (4) the Right of First Refusal Agreement, dated as of March 27, 1997, by and among the Company and the purchasers of the Company’s Series D Convertible Preferred Stock identified therein, (5) the Registration Rights Agreement, dated as of August 6, 1999, by and among the Company and the purchasers of the Company’s Series F Convertible Preferred Stock identified therein and those purchasers who are parties to the Agreement to Join as a Party to the Series F Stock Purchase Agreement, Registration Rights Agreement and Right of First Refusal Agreement of Icagen, Inc., dated as of October 12, 1999, by and among the Company and the purchasers of the Company’s Series F Convertible Preferred Stock identified therein (the “Joinder to the Series F Agreements”), (6) the Right of First Refusal Agreement, dated as of August 6, 1999, by and among the Company and the purchasers of the Company’s Series F Convertible Preferred Stock identified therein and those purchasers who are parties to the Joinder to the Series F Agreements, (7) the Registration Rights Agreement, dated as of November 27, 2000, by and among the Company and the purchasers of the Company’s Series G Convertible Preferred Stock identified therein and (8) the Right of First Refusal Agreement, dated as of November 27, 2000, by and among the Company and the purchasers of the Company’s Series G Convertible Preferred Stock identified therein, as each of the foregoing agreements may have been amended, modified or supplemented by written agreement, consent or otherwise after the date thereof (each of the foregoing agreements, a “Preexisting Agreement” and collectively, the “Preexisting Agreements”);

WHEREAS, in order to induce the Investors to enter into the Series H Stock Purchase Agreement, (i) the Company and the Stockholders party to the Preexisting Agreements agree that such Preexisting Agreements shall be amended and restated as of the date hereof and be superseded in their entirety by the terms of this Agreement and (ii) the Company and the Stockholders agree that this Agreement shall govern the rights and obligations of the Stockholders as to the matters set forth herein and the Preexisting Agreements shall be of no further force and effect.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, the parties hereby agree as follows:

SECTION 1

Definitions

1.1 Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

(a)    “Agreement” shall have the meaning set forth in the Recitals.

(b)    “Available Undersubscription Amount” shall have the meaning set forth in Section 3.1(c).

(c)    “Basic Amount” shall have the meaning set forth in Section 3.1.

(d)    “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(e)    “Common Stock” shall mean the Company’s common stock, par value $.001 per share, and any other common equities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(f)    “Company” shall have the meaning set forth in the Recitals.

(g)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(h)    “Holder” shall mean any Stockholder who holds, or has the right to acquire upon conversion of shares, Registrable Securities and/or any Person who holds, or has the right to acquire upon conversion of shares, Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section 4.2 hereof.

(i)    “Indemnified Party” shall have the meaning set forth in Section 2.8(c).

(j)    “Indemnifying Party” shall have the meaning set forth in Section 2.8(c).

(k)    “Inspectors” shall have the meaning set forth in Section 2.7(m).

(l)    “Joinder to the Series F Agreements” shall have the meaning set forth in the Recitals.

(m)    “Notice of Acceptance” shall have the meaning set forth in Section 3.1(c).

(n)    “Offer” shall have the meaning set forth in Section 3.1(b).

(o)    “Offer Period” shall have the meaning set forth in Section 3.1(b).

(p)    “Offered Securities” shall have the meaning set forth in Section 3.1(a).

(q)    “Other Stockholders” shall have the meaning set forth in Section 2.2(b)(ii).

(r)    “Person” means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

(s)    “Preexisting Agreements” shall have the meaning set forth in the Recitals.

(t)    “Refused Securities” shall have the meaning set forth in Section 3.1(d).

(u)    “Registrable Securities” shall mean (1) shares of Common Stock issuable or issued upon conversion of the Series A, B, C, D, F, G, G-1 and H Convertible Preferred Stock (it being understood that Registrable Securities shall include any shares of Common Stock issued or issuable upon the conversion or exercise of other shares, whether or not such conversion or exercise has actually been effected), (2) any shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by a Series A Holder, a Series B Holder, a Series C Holder, a Series D Holder, a Series F Holder, a Series G Holder, a Series G-1 Holder or a Series H Holder pursuant to Section 3 and (3) any other shares of Common Stock issued in respect of such shares described in clauses (1) and (2) above (because of stock splits, stock dividends, reclassifications, recapitalizations, merger or similar events); provided, however, that Registrable Securities shall not include any shares of Common Stock sold pursuant to a registration statement or Rule 144.

(v)    The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(w)    “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, and reasonable fees and expenses of one special counsel for the Holders selected by the Holders representing a majority of the shares to be registered, but shall not include Selling Expenses.

(x)    “Rightholder” shall mean each of the Series A Holders, the Series B Holders, the Series C Holders, the Series D Holders, the Series F Holders, the Series G Holders, the Series G-1 Holders and the Series H Holders and/or any Person to whom the right of first refusal conferred by this Agreement has been transferred in compliance with Section 4.2 hereof.

(y)    “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z)    “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder corresponding to such act, all as the same shall be in effect from time to time.

(aa)    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the reasonable fees and disbursements of one special counsel included in Registration Expenses).

(bb)    “Series A Holder” shall mean any Stockholder who holds Series A Preferred Stock or the Common Stock issued upon conversion thereof and/or any holder of Series A Preferred Stock or the Common Stock issuable upon conversion thereof to whom the rights conferred by this Agreement have been transferred in compliance with Section 4.2 hereof.

(cc)    “Series B Holder” shall mean any Stockholder who holds Series B Preferred Stock or the Common Stock issued upon conversion thereof and/or any holder of Series B Preferred Stock or the Common Stock issuable upon conversion thereof to whom the rights conferred by this Agreement have been transferred in compliance with Section 4.2 hereof.

(dd)    “Series C Holder” shall mean any Stockholder who holds Series C Preferred Stock or the Common Stock issued upon conversion thereof and/or any holder of Series C Preferred Stock or the Common Stock issuable upon conversion thereof to whom the rights conferred by this Agreement have been transferred in compliance with Section 4.2 hereof.

(ee)    “Series D Holder” shall mean any Stockholder who holds Series D Preferred Stock or the Common Stock issued upon conversion thereof and/or any holder of Series D Preferred Stock or the Common Stock issuable upon conversion thereof to whom the rights conferred by this Agreement have been transferred in compliance with Section 4.2 hereof.

(ff)    “Series E Stock Purchase Agreement” shall mean that Series E Convertible Preferred Stock Purchase Agreement, dated as of November 19, 1997, by and between the Company and Abbott Laboratories.

(gg)    “Series E-1 Stock Purchase Agreement” shall mean that Series E-1 Convertible Preferred Stock Purchase Agreement, dated as of January 18, 2001, by and between the Company and Abbott Laboratories.

(hh)    “Series F Holder” shall mean any Stockholder who holds Series F Preferred Stock or the Common Stock issued upon conversion thereof and/or any holder of Series F Preferred Stock or the Common Stock issuable upon conversion thereof to whom the rights conferred by this Agreement have been transferred in compliance with Section 4.2 hereof.

(ii)    “Series G Holder” shall mean any Stockholder who holds Series G Preferred Stock or the Common Stock issued upon conversion thereof and/or any holder of Series G Preferred Stock or the Common Stock issuable upon conversion thereof to whom the rights conferred by this Agreement have been transferred in compliance with Section 4.2 hereof.

(jj)    “Series G-1 Holder” shall mean any Stockholder who holds Series G-1 Preferred Stock or the Common Stock issued upon conversion thereof and/or any holder of Series G-1 Preferred Stock or the Common Stock issuable upon conversion thereof to whom the rights conferred by this Agreement have been transferred in compliance with Section 4.2 hereof.

(kk)    “Series H Holder” shall mean any Stockholder who holds Series H Preferred Stock or the Common Stock issued upon conversion thereof and/or any holder of Series H Preferred Stock or the Common Stock issuable upon conversion thereof to whom the rights conferred by this Agreement have been transferred in compliance with Section 4.2 hereof.

(ll)    “Series G-1 Stock” shall have the meaning set forth in Section 4.11.

(mm)    “Series H Stock” shall have the meaning set forth in Section 4.11.

(nn)    “Series H Stock Purchase Agreement” shall have the meaning set forth in the Recitals.

(oo)    “Shares” shall mean the Company’s Series A, B, C, D, F, G, G-1 and H Preferred Stock, together with any shares issued or issuable with respect thereto (whether upon conversion or by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(pp)    “Stockholders” shall have the meaning set forth in the first paragraph of this Agreement.

(qq)    “Subsequent Registration” shall have the meaning set forth in Section 2.7(k).

(rr)    “Undersubscription Amount” shall have the meaning set forth in Section 3.1.

SECTION 2

Registration Rights

2.1 Demand Registration.

(a)    Request for Registration. If the Company shall receive from a Holder or Holders holding in the aggregate at least 51% of the aggregate Registrable Securities held by Holders a written request that the Company effect a registration on Form S-1 or Form S-2 (or any successor form) with respect to all or a part of the Registrable Securities owned by such Holder or Holders having an aggregate offering price of at least $10,000,000, the Company will:

(i)    promptly give written notice of the proposed registration to all other Holders advising them of their right to join in such registration; and

(ii)    as soon as practicable, use its best efforts to diligently effect such registration on Form S-1 or Form S-2 (or any successor form) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after the written notice from the Company described in clause (i) above is effective.

(b)    Limits.

(i)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 after the Company has effected two registrations pursuant to Section 2.1 and such registrations have been declared or ordered effective; provided, however, that a majority in interest of the participating Holders may request, in writing, that the Company withdraw a registration statement which had been filed under Section 2.1 but has not yet been declared effective, and a majority in interest of such Holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2.1 if such Holders pay the Registration Expenses of such withdrawn registration (pro rata in accordance with the number of their Registrable Securities included in such withdrawn registration), except when a registration is withdrawn at the request of a majority in interest of the participating Holders requesting such registration as a result of material information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested, in which case the Company shall pay the Registration Expenses of such withdrawn registration without reduction in the number of registrations permitted;

(ii)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 prior to the expiration of 180 days from the date of effectiveness of a prior registration pursuant to this Section 2.1; and

(iii)    The Series H Holders may not initiate a registration pursuant to this Section 2.1 until the earlier of (A) the closing of the Company’s first underwritten public offering or (B) December 15, 2005; provided, however, that the Series H Holders may, prior to such time, participate in a registration pursuant to this Section 2.1 that is initiated by Holders other then the Series H Holders.

(c)    Underwriting.

(i)    If the initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1 and the Company shall include such information in the written notice referred to in Section 2.1(a)(i) above. The right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder’s participation in such underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(ii)    Notwithstanding any other provision of this Section 2.1, if the representative of the underwriters advises the initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated to the Holders who have requested inclusion in the registration pro-rata based on the number of Registrable Securities which they have requested to be registered.

(iii)    If any Holder who has requested inclusion in such registration as provided in subsection (ii) above does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company or the representative of the underwriters.

(iv)    If shares are withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1, then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares withdrawn, with such shares to be allocated among such Holders requesting additional inclusion pro rata based on the number Registrable Securities which they have requested to be registered.

2.2 Incidental Registration.

(a)    Request for Registration. If the Company shall determine to file a registration statement with respect to any of its securities either for its own account or the account of a security holder or holders (other than with respect to the Company’s initial public offering or pursuant to Section 2.1. 2.3 or 2.4 hereof) at any time and from time to time, the Company will, prior to the filing of such registration statement:

(i)    promptly give to each Holder written notice thereof advising them of their right to join in such registration; and

(ii)    use its best efforts to include in such registration, except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the written notice from the Company described in clause (i) above is effective (which request shall state the intended method of disposition of such Registrable Securities) to the extent necessary to permit their sale or other disposition in accordance with the intended method of distribution specified in the request of such Holder. Such written request may specify all or a part of a Holder’s Registrable Securities. Notwithstanding the foregoing: (i) the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Holder and (ii) the rights of this Section 2.2 shall not apply with respect to registration statements filed in connection with the Company’s initial public offering.

(b)    Underwriting.

(i)    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder to registration pursuant to Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the holders of other securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(ii)    Notwithstanding any other provision of this Section 2.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting; provided, however, that (x) in no event shall the number of Registrable Securities included in the offering be reduced below 15% of the total number of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible into Common Stock) included in the offering, and (y) no Person other than the Company, the Holders and Persons holding registration rights granted in accordance with Section 2.11 hereof or pursuant to the Series E Stock Purchase Agreement and the Series E-1 Stock Purchase Agreement shall be permitted to include securities in the offering (collectively, “Other Stockholders”). If the number of Registrable Securities to be included in the offering in accordance with the foregoing is less than the total number of Registrable Securities which the Holders have requested to be included in the registration, then the Holders and the Other Stockholders shall participate in the registration pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible into Common Stock). If any Person would thus be entitled to include more securities than such Person requested to be registered, the excess shall be allocated among other requesting Holders and Other Stockholders pro rata in the manner described in the preceding sentence.

(iii)    If any Person does not agree to the terms of any such underwriting, he, she or it shall be excluded therefrom by written notice from the Company or the underwriter.

(iv)    If shares are withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to Holders and Other Stockholders who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated pro rata based upon their total ownership of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible into Common Stock). If any Person would thus be entitled to include more securities than such Person requested to be registered, the excess shall be allocated among other requesting Holders and Other Stockholders pro rata in the manner described in the preceding sentence.

2.3 Series A, B, C, D, F, G and G-1 Registration on Form S-3.

(a)    Request for Registration. At any time after the Company becomes eligible to file a registration statement on Form S-3 (or any successor form relating to secondary offerings), if the Company shall receive from a Holder or Holders (other than Series H Holders), holding in the aggregate at least 20% of the aggregate Registrable Securities held by such Holders (other than Series H Holders), a written request that the Company effect a registration on Form S-3 (or any successor form), including a Form S-3 (or any successor form) shelf registration pursuant to Rule 415 of the Securities Exchange Act, with respect to all or a part of the Registrable Securities owned by such Holder or Holders having an aggregate offering price of at least $1,000,000, the Company will:

(i)    promptly give written notice of the proposed registration to all other Holders, other than Series H Holders, advising them of their right to join in such registration; and

(ii)    as soon as practicable, use its best efforts to diligently effect such registration on Form S-3 (or any successor form) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders, other than Series H Holders, joining in such request as are specified in a written request received by the Company within thirty (30) days after the written notice from the Company described in clause (i) above is effective.

(b)    Limits. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.3 after the Company has effected four registrations pursuant to this Section 2.3 and such registrations have been declared or ordered effective; provided, however, that a majority in interest of the participating Holders may request, in writing, that the Company withdraw a registration statement which had been filed under this

Section 2.3 but has not yet been declared effective, and a majority in interest of such Holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2.3 if such Holders pay the Registration Expenses of such withdrawn registration (pro rata in accordance with the number of their Registrable Securities included in such withdrawn registration), except when a registration is withdrawn at the request of a majority in interest of the participating Holders requesting such registration as a result of material information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested, in which case the Company shall pay the Registration Expenses of such withdrawn registration without reduction in the number of registrations permitted A registration effected pursuant to this Section 2.3 shall not be counted as a demand registration effected pursuant to Sections 2.1.

(c)    Underwriting.

(i)    If the initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a)(i) above. The right of any Holder to registration pursuant to Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting to the extent provided herein. A Holder, other than a Series H Holder, may elect to include in such underwriting all or a part of the Registrable Securities it holds. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(ii)    Notwithstanding any other provision of this Section 2.3, if the representative of the underwriters advises the initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated to the Holders who have requested inclusion in the registration pro-rata based on the number of Registrable Securities which they have requested to be registered.

(iii)    If any Holder who has requested inclusion in such registration as provided in subsection (ii) above does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company or the representative of the underwriters.

(iv)    If shares are withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.3, then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares withdrawn, with such shares to be allocated among such Holders requesting additional inclusion pro rata based on the number Registrable Securities which they have requested to be registered.

2.4 Series H Registration on Form S-3

(a)    Request for Registration. At any time after the Company becomes eligible to file a registration statement on Form S-3 (or any successor form relating to secondary offerings), if the Company shall receive from a Series H Holder or Series H Holders a written request that the Company effect a registration on Form S-3 (or any successor form), including a Form S-3 (or any successor form) shelf registration pursuant to Rule 415 of the Securities Exchange Act, with respect to all or a part of the Registrable Securities owned by such Holder or Holders having an aggregate offering price of at least $1,000,000, the Company will:

(i)    promptly give written notice of the proposed registration to all other Series H Holders advising them of their right to join in such registration; and

(ii)    as soon as practicable, use its best efforts to diligently effect such registration on Form S-3 (or any successor form) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Series H Holder or Series H Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after the written notice from the Company described in clause (i) above is effective.

(b)    Limits. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.4 after the Company has effected four registrations pursuant to this Section 2.4 and such registrations have been declared or ordered effective; provided, however, that a majority in interest of the participating Series H Holders may request, in writing, that the Company withdraw a registration statement which had been filed under this Section 2.4 but has not yet been declared effective, and a majority in interest of such Holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2.4 if such Holders pay the Registration Expenses of such withdrawn registration (pro rata in accordance with the number of their Registrable Securities included in such withdrawn registration), except when a registration is withdrawn at the request of a majority in interest of the participating Holders requesting such registration as a result of material information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested, in which case the Company shall pay the Registration Expenses of such withdrawn registration without reduction in the number of registrations permitted. A registration effected pursuant to this Section 2.4 shall not be counted as a demand registration effected pursuant to Section 2.1.

(c)    Underwriting.

(i)    If the initiating Series H Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.4(a)(i) above. The right of any Holder to registration pursuant to Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting to the extent provided herein. A Series H Holder may elect to include in such underwriting all or a part of the Registrable Securities it holds. All Series H Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(ii)    Notwithstanding any other provision of this Section 2.4, if the representative of the underwriters advises the initiating Series H Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated to the Series H Holders who have requested inclusion in the registration pro-rata based on the number of Registrable Securities which they have requested to be registered.

(iii)    If any Series H Holder who has requested inclusion in such registration as provided in subsection (ii) above does not agree to the terms of any such underwriting, such Series H Holder shall be excluded therefrom by written notice from the Company or the representative of the underwriters.

(iv)    If shares are withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.4, then the Company shall offer to all Series H Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares withdrawn, with such shares to be allocated among such Series H Holders requesting additional inclusion pro rata based on the number Registrable Securities which they have requested to be registered.

2.5 Holdback.

(a)    Subject to Sections 2.1(b), 2.3(b) and 2.4(b), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders, except as follows:

(i)    If at the time of any request to register Registrable Securities pursuant to Section 2.1, 2.3 or 2.4, the Company is engaged or has fixed plans to engage within 90 days of the time of the request in a registered public offering as to which the Holders may include Registrable Securities pursuant to Section 2.2, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering; or

(ii)    If at the time of any request to register Registrable Securities pursuant to Section 2.1, 2.3 or 2.4, the Company is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of commencement of such other material activity.

Notwithstanding the foregoing, the Company may not defer its obligation to effect a registration in reliance on either clauses (i) or (ii) above more than once in any twelve-month period. The Company shall promptly give the Holders written notice of any postponement of a registration which notice shall contain a general statement of the reasons for such postponement and an approximation of the anticipated delay.

2.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 2.1, 2.2, 2.3 or 2.4 hereof shall be borne by the Company.

2.7 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

(a)    File with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause that registration statement to become and remain effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Registrable Securities covered thereby or 180 days after the effective date thereof; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company, and (ii) in the case of a shelf registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continued or delayed basis.

(b)    As expeditiously as possible prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)    As expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the selling Stockholder.

(d)    As expeditiously as possible use its best efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or Blue Sky laws of such states as the selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Securities owned by the selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction and shall not be required, if acting pursuant to

Section 2.2, to register or qualify the Registrable Securities in any state or jurisdiction where the Company itself does not propose to register or qualify shares it is selling.

(e)    If the Company has delivered preliminary or final prospectuses to the selling Stockholders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the selling Stockholders and, if requested, the selling Stockholders shall immediately cease making offers of Registrable Securities and return all prospectuses to the Company. The Company shall promptly provide the selling Stockholders with revised prospectuses and, following receipt of the revised prospectuses, the selling Stockholders shall be free to resume making offers of the Registrable Securities.

(f)    Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

(g)    Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(j)    Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(k)    Use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if such an order is issued use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment, or file an additional registration statement covering all of the Registrable Securities covered by such suspended registration statement (a “Subsequent Registration”) and use its best efforts to cause that Subsequent Registration to become and remain effective for the time periods contemplated by Section 2.7(a). Notwithstanding anything to the contrary contained herein, the filing by the Company of a Subsequent Registration shall not be counted for purposes of limitations on the number of registration statements the Company is required to effect hereunder.

(l)    If requested by the managing underwriter or underwriters (if any), any selling Holder, or such selling Holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment.

(m)    Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement.

(n)    Otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Agreement.

(o)    Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(p)    Permit any selling Holder to participate in the preparation of a registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such selling Holder and its counsel should be included.

2.8 Indemnification.

(a)    In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Securities, each of such seller’s officers, directors, attorneys, advisors and agents, each underwriter of such Registrable Securities, and each other Person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to such registration statement, (ii) upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse such seller, each of such seller’s officers, directors, attorneys, advisors and agents, such underwriter and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling Person specifically for use in the preparation thereof.

(b)    In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each seller of Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, officers, attorneys, advisors and agents and each underwriter (if any) and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such registration statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Registrable Securities sold in connection with such registration.

(c)    Each party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.8 except to the extent that such failure to give notice has had a material adverse effect on the ability of the Indemnifying Party to defend the claim as to which indemnity is sought. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed).

(d)    If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, claim, damage, liability or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the proceeds to it of all Registrable Securities sold by it pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

2.9 Indemnification with Respect to Underwritten Offering. In the event that Registrable Securities are sold pursuant to a registration statement in an underwritten offering,

the Company agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering. Notwithstanding Section 2.8, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten offering are in conflict with the provisions of Section 2.8, the provisions in the underwriting agreement shall control.

2.10 Information by Holder. Each Holder including Registrable Securities in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as is customarily provided by selling stockholders for use in registration statements as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

2.11 Limitations on Registration of Issues of Securities.

(a)    The Company shall not, without the prior written consent of Holders holding at least 70% of the aggregate of the Registrable Securities held by Holders whose registration rights have not expired pursuant to Section 2.15, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (i) include securities of the Company in any registration statement requested by a Holder or Holders pursuant to Section 2.1, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on terms substantially similar to the terms on which Holders of Registrable Securities may include shares in such registration or (ii) make a demand registration.

(b)    The Company shall not, without the prior written consent of Holders (other than Series H Holders) holding at least 70% of the aggregate of the Registrable Securities held by Holders (other than Series H Holders) whose registration rights have not expired pursuant to Section 2.15, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include securities of the Company in any registration statement requested by a Holder or Holders (other than Series H Holders) pursuant to Section 2.3, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on terms substantially similar to the terms on which Holders (other than Series H Holders) may include Registrable Securities in such registration.

(c)    The Company shall not, without the prior written consent of Series H Holders holding at least 70% of the aggregate of the Registrable Securities held by Series H Holders whose registration rights have not expired pursuant to Section 2.15, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include securities of the Company in any registration statement requested by a Series H Holder or Series H Holders pursuant to Section 2.4, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only on terms substantially similar to the terms on which Series H Holders may include Registrable Securities in such registration.

(d)    The limitations set forth in this Section 2.11 shall not prohibit the Company from entering into a registration rights agreement with Abbott Laboratories (“Abbott”) if such agreement provides Abbott no greater registration rights than Abbott previously held pursuant to the Series E Convertible Preferred Shares Purchase Agreement, dated November 14, 1997, and the Series E-1 Convertible Preferred Shares Purchase Agreement, dated January 18, 2001, each by and between Abbott and the Company.

2.12 Rule 144 Reporting. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a registration statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a)    comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

(b)    take such action, including the voluntary registration of the Company’s Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)    use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(d)    furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration; and

(e)    Take all other action as may be required (i) as a condition to the availability of Rule 144 (or any comparable successor rules) and (ii) to facilitate and expedite transfers of Registrable Securities under Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

2.13 “Market Stand-Off” Agreement. Each Holder agrees that if requested by the Company and an underwriter of Registrable Securities in connection with any public offering of the Company’s securities not to sell publicly or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a specified period of time, not to exceed one hundred eighty (180) days, following the effective date of a registration statement of the Company filed under the Securities Act, as such underwriter shall reasonably request in good faith; provided that:

(a)    such agreement shall only apply to the first registration statement covering common stock to be sold on such Holder’s behalf to the public in an underwritten offering; and

(b)    all executive officers, directors and stockholders owning 1% or more of the issued and outstanding Common Stock enter into identical agreements.

2.14 Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to “Registrable Securities” shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 2.14 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if all Holders are entitled to receive in exchange for their Registrable Securities consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

2.15 Termination of Registration Rights. All of the Company’s obligations to register Registrable Securities pursuant to this Agreement shall terminate with respect to a particular Holder on the later to occur of (A) December 15, 2009 or (B) the date all shares of Registrable Securities held by such Holder may be sold pursuant to Rule 144(k).

SECTION 3

Right of First Refusal

The Company hereby covenants and agrees as follows:

3.1 Right of First Refusal. The Company hereby grants to each Rightholder a right of first refusal to purchase a pro rata share of Offered Securities (as defined in this Section 3.1) which the Company may, from time to time, propose to issue, sell or exchange. A Rightholder’s pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible into Common Stock) owned by such Rightholder immediately prior to the issuance of Offered Securities to the total number of shares of Common Stock outstanding (assuming the conversion into Common Stock of all securities convertible into Common Stock) immediately prior to the issuance of Offered Securities (the “Basic Amount”). In addition, if any Rightholder fails to exercise its right hereunder to purchase its pro rata share of Offered Securities, the other Rightholders may purchase the non-purchasing Rightholder’s portion (the “Undersubscription

Amount”) as set forth below. This right of first refusal shall be subject to the following provisions:

(a)    Offered Securities, shall mean (i) any shares of the Company’s Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of Preferred Stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company or (iv) any debt securities convertible into capital stock of the Company; provided, however, that Offered Securities shall not include:

(A)    Common Stock issued as a stock dividend to all holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(B)    the issuance of any shares of Common Stock upon conversion of outstanding shares of convertible Preferred Stock or the issuance of Preferred Stock upon the exercise of warrants outstanding on the date hereof or the issuance of Common Stock upon the conversion of such Preferred Stock.

(C)    shares of Common Stock, or options exercisable therefor issued or issuable to officers, directors, consultants and employees of the Company and any subsidiary pursuant to any plan, agreement or arrangement approved by a vote of not less than a majority of the Board of Directors of the Company, including shares and options issued to such officers, directors, consultants and employees and outstanding on the date of this Agreement (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring on or after the date of this Agreement);

(D)    securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity;

(E)    shares of Common Stock sold by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act; or

(F)    up to 3,750,000 shares of Series H Stock issued by the Company and the issuance of Common Stock upon the conversion of such Series H Stock.

(b)    The Company shall deliver to each Rightholder a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the “Offer”), which Offer shall (i) identify and describe the Offered Securities, (ii) identify the Persons to which or with which the Offered Securities are to be offered, issued, sold or exchanged, (iii) describe all other material terms upon which the Offered Securities are to be issued, sold or exchanged, including the price, number or aggregate principal amount of the Offered Securities and (iv) offer to issue and sell to or exchange with such Rightholder (A) such Rightholder’s Basic Amount and (B) subject to the proviso in Section 3.1(c) below, any Undersubscription Amount which such Rightholder shall indicate it will purchase or acquire should other Rightholders subscribe for less than their Basic Amounts. The Offer shall remain open and irrevocable for a period of thirty (30) days after any such notice is received by the Rightholders (the “Offer Period”).

(c)    To accept the Offer, in whole or in part, the Rightholder must deliver written notice to the Company prior to the end of the Offer Period, setting forth the portion of the Rightholder’s Basic Amount that such Rightholder elects to purchase and, if such Rightholder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Rightholder elects to purchase (the “Notice of Acceptance”). If the amounts subscribed for by all Rightholders are less than the aggregate amount of Basic Amounts, then each Rightholder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the aggregate amounts of the Basic Amounts and the amounts subscribed for (the “Available Undersubscription Amount”), each Rightholder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Rightholder bears to the total Undersubscription Amounts subscribed for by all Rightholders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

(d)    The Company shall have 120 days from the expiration of the Offer Period to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Rightholders (the “Refused Securities”), but only to the offerees or purchasers described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer as determined by the Company’s Board of Directors in good faith.

(e)    In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 3.1(d) above), then the Company shall notify in writing each Rightholder who delivered a Notice of Acceptance and each Rightholder may, at its sole option and in its sole discretion, by written notice to the Company within five (5) days of delivery of the Company’s notice, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Rightholder elected to purchase pursuant to Section 3.1(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Rightholders pursuant to Section 3.1(c) above prior to such reduction) and (ii) the denominator of which shall be the amount of all originally Offered Securities. In the event that any Rightholder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities (i.e., the numerator in the above fraction) unless and until such securities have again been offered to the Rightholders in accordance with Section 3.1(b) above.

(f)    Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Rightholders shall acquire from the Company, and the Company shall issue to the Rightholders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(e) above if the Rightholders have so elected, upon the terms and conditions specified in the Offer. The Closing of the issuance, sale or exchange of the Offered Securities to the Rightholders pursuant to this Section 3.1 shall occur on the earlier of (i) the closing of the issuance, sale or exchange of all of the Refused Securities and (ii) 120 days from the expiration of the Offer Period. The purchase by the Rightholders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Rightholders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Rightholders and their respective counsel.

(g)    Any Offered Securities not acquired by the Rightholders or other Persons in accordance with Section 3.1(d) above may not be issued, sold or exchanged until they are again offered to the Rightholders under the procedures specified in this Agreement.

3.2 Termination of Right of First Refusal. The rights of first refusal granted to the Rightholders by this Agreement shall terminate upon the earliest of the following events:

(a)    The written agreement of the holders of seventy percent (70%) of the shares of Common Stock (giving effect to the conversion into Common Stock of all securities convertible into Common Stock) then held by the Rightholders to terminate this Section 3;

(b)    The sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise; or

(c)    The closing of the Company’s initial public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act resulting in at least $25,000,000 of gross proceeds to the Company.

SECTION 4

Miscellaneous

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, as if entered into by and between Delaware residents exclusively for performance entirely within Delaware.

4.2 Transfer or Assignment; Successors and Assigns. This Agreement, and the rights and obligations of each party hereunder, may be assigned by such party, to any Person to which Shares are transferred by such party and such transferee shall, with respect to such transferred Shares, be deemed a “Series A Holder,” “Series B Holder,” “Series C Holder,” “Series D Holder,” “Series F Holder,” “Series G Holder,” “Series G-1 Holder,” or “Series H Holder”, as applicable, for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.3 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and:

(i)    the holders of at least seventy percent (70%) of the Registrable Securities then held by the Holders whose registration rights have not expired pursuant to Section 2.15, in the case of an amendment, waiver, discharge or termination affecting Sections 2.1, 2.2, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11(a), 2.12, 2.13, 2.14 or 2.15 or this Section 4.3(i),

(ii)    the holders of at least seventy percent (70%) of the Registrable Securities then held by the Holders (other than the Series H Holders) whose registration rights have not expired pursuant to Section 2.15, in the case of an amendment, waiver, discharge or termination affecting Sections 2.3 or 2.11(b) or this Section 4.3(ii),

(iii)    the holders of at least seventy percent (70%) of the Registrable Securities then held by the Series H Holders whose registration rights have not expired pursuant to Section 2.15, in the case of an amendment, waiver, discharge or termination affecting Sections 2.4, or 2.11(c) or this Section 4.3(iii), and

(iv)    the holders of at least seventy percent (70%) of the Shares then held by the Rightholders, in the case of an amendment, waiver, discharge or termination affecting all Sections of this Agreement not otherwise addressed in Sections 4.3(i)-(iii) above or an amendment, waiver, discharge or termination affecting this Section 4.3(iv), and any such amendment, waiver, discharge or termination shall be binding on all Holders and Rightholders, but in no event shall any amendment that would materially and adversely affect any Holder or Rightholder differently than other Holders or Rightholders, respectively, be effective against such Holder or Rightholder without such Holder or Rightholder’s written consent with respect thereto.

4.4 Notices, etc. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company, at Research Triangle Park, North Carolina 27709, Post Office Box 14487, or 4222 Emperor Blvd, Suite 350, Durham, N.C. 27703, Attention: P. Kay Wagoner, Ph.D., President, Facsimile: 919-941-0813 or at such other address or addresses as may have been furnished in writing by the Company to the Rightholders and Holders, with a copy to Fred D. Hutchison, Esquire, Hutchison & Mason PLLC, 3110 Edwards Mill Road, Suite 100, Raleigh, North Carolina 27612, Facsimile: 919-829-9696; or

If to the Rightholders or Holders, at the addresses shown on the books and records of the Company, or at such other address or addresses as may have been furnished to the Company in writing by such Rightholder or Holder.

Notices provided in accordance with this Section 4.4 shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

4.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

4.6 Rights; Separability. Unless otherwise expressly provided herein, a party’s rights hereunder are several rights, not rights jointly held with any of the other parties hereto. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby to the maximum extent permitted by law.

4.7 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each party hereto shall be entitled to specific performance of the agreements and obligations of the other parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

4.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4.10 Prior Agreements Superseded. By executing this Agreement, the Company and each party hereto that is a party to a Preexisting Agreement hereby acknowledge and agree, and represent and warrant to all other parties to this Agreement, including the Series H Holders, that this Agreement amends and restates in all respects and supersedes and replaces in its entirety each of the Preexisting Agreements and that each Preexisting Agreement is hereby terminated as of the date hereof and of no further force and effect.

4.11 Waiver and Consent. The undersigned, being the holders of at least seventy percent (70%) of the issued and outstanding shares of each of the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series D Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock, hereby waive notice of and the right to exercise any right of first refusal contained either in the Company’s Amended and Restated Certificate of

Incorporation, the Preexisting Agreements or in any other agreement or document with respect to the issuance of up to 3,750,000 shares of the Company’s Series H Convertible Preferred Stock (the “Series H Stock”) of the Company to the Investors at a purchase price of $8.00 per share upon the terms set forth in the Series H Stock Purchase Agreement and the issuance of up to 1,125,000 shares of the Company’s Series G-1 Convertible Preferred Stock (the “Series G-1 Stock”) to certain of the Investors in exchange for shares of Series G Convertible Preferred Stock upon the terms set forth in a Share Exchange Agreement by and among the Company and such Investors, dated as of the date hereof, and hereby consent to (a) the issuance of the Series G-1 Stock and the Series H Stock and the issuance of shares of the Common Stock of the Company upon conversion of the Series G-1 Stock and the Series H Stock; (b) the grant of registration rights to the holders of the Series G-1 Stock and the holders of the Series H Stock as set forth herein, including, without limitation, the demand rights contained in Section 2.1 of this Agreement; and (c) the grant of rights of first refusal to the holders of the Series G-1 Stock and the holders of Series H Stock on the terms set forth herein.

(Remainder of this page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders’ Agreement effective as of the day and year first above written.

ICAGEN, INC.

By:	/s/ P. Kay Wagoner
Name: P. Kay Wagoner Title: President

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

MEDICAL SCIENCE PARTNERS, L.P.

By:	/s/ André L. Lamotte
Name: André L. Lamotte Title: Managing Partner

MEDICAL SCIENCE PARTNERS II, L.P.

By:	/s/ André L. Lamotte
Name: André L. Lamotte Title: Managing Partner

MEDICAL SCIENCE PARTNERS II CO-INVESTMENT, LP

By:	/s/ André L. Lamotte
Name: André L. Lamotte Title: Managing Partner

/s/ André L. Lamotte
André L. Lamotte

ALIMENTARIA INTERNATIONAL, INC.

By:	/s/ Georges Muller
Name: Georges Muller Title: Power-of-Attorney

VIKING MEDICAL VENTURES, LTD.

By:	/s/ Michael Edmunds
Name: Michael Edmunds Title: Liquidator

EUROPEAN MEDICAL VENTURES (EMV)

By:	/s/ Jacques Chatain
Name: Jacques Chatain Title: Partner

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

FONDS DE SOLIDARITÉ DES TRAVAILLEURS DU QUÉBEC (F.T.Q.)

By:	/s/ Geneviève Powlin
Name: Geneviève Powlin Title: Portfolio Manager

GUTRAFIN LTD.

By:	/s/ Francis C. Lang
Name: Francis C. Lang Title: Senior Investment Representative

MSP HEALTHCARE OPPORTUNITIES INVESTMENT POOL

By:	/s/ Francis C. Lang
Name: Francis C. Lang Title: CEO

TRUST AGREEMENT OF GREGORY LEE COLLINS

By:	/s/ G. L. Collins
Name: G. L. Collins Title: Trustee

VENROCK ASSOCIATES

By:	/s/ Anthony B. Evnin
Name: Anthony B. Evnin Title: General Partner

VENROCK ASSOCIATES II, L.P.

By:	/s/ Anthony B. Evnin
Name: Anthony B. Evnin Title: General Partner

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

ALTA BIOPHARMA PARTNERS, L.P.

By:	Alta BioPharma Management, LLC

By:	/s/ Alix Marduel
Name: Alix Marduel Title: Managing Director

ALTA EMBARCADERO BIOPHARMA PARTNERS, LLC

By:	/s/ Jean Deleage
Name: Jean Deleage Title: Member

ICAGEN CHASE PARTNERS (ALTA BIO), LLC

By:	Alta/Chase BioPharma Management, LLC

By:	/s/ Alix Marduel
Name: Alix Marduel Title: Member

J.P. MORGAN PARTNERS (SBIC), LLC

By:	/s/ Damian Wicker
Name: Damian Wicker Title: Partner

QFINANCE, INC.

By:	/s/ Gregory Connors
Name: Gregory Connors Title: Vice President, Corporate Development, Investor Relations

NEOMED INVESTMENTS LIMITED (formerly known as The NeoMed Fund, Limited)

By:	/s/ Linda Sutherland
Name: Linda Sutherland Title: Director

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

ONE OBJECTIVE LIMITED

By:	/s/ Ching Tzu-Chang
Name: Ching Tzu-Chang Title: Manager

HBM BIOVENTURES (CAYMAN) LTD.

By:	/s/ John Arnold
Name: John Arnold Title: Chairman and Managing Director

/s/ Peter E. Shapiro
Peter E. Shapiro

SOS & COMPANY

By:	/s/ L. Joshua Sosland
Name: L. Joshua Sosland Title: Partner

/s/ Jean Deleage
Jean Deleage

TENESCO LTD.

By:	/s/ Beat Steimen
Name: Beat Steimen Title: Director

/s/ Juerg Geigy
Juerg Geigy

HØEGH INVEST AS

By:	/s/ Carl Preben Høegh
Name: Carl Preben Høegh Title: Chairman

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

MIZUHO CAPITAL CO., LTD.

By:	/s/ Osamu Kita
Name: Osamu Kita Title: President

AL-MIDANI INVESTMENT COMPANY, LTD.

By:	/s/ M. N. Al-Midani
Name: M. N. Al-Midani Title: Director

UNION D’ETUDES ET D’INVESTISSEMENTS BANQUE D’AFFAIRES DU CREDIT AGRICOLE

By:	/s/ Jean-Marie Soubrier
Name: Jean-Marie Soubrier Title: Deputy General Manager

/s/ Fredrik Schreuder
Fredrik Schreuder

/s/ Patrick A. Gerschel
Patrick A. Gerschel

ELI LILLY AND COMPANY

By:	/s/ Alecia A. DeCoudreaux
Name: Alecia A. DeCoudreaux Title: Secretary/Deputy General Counsel

FRED D. HUTCHISON AND NANCY HUTCHISON, TEN COM

By:	/s/ Fred. D. Hutchison
Fred D. Hutchison, Individually and as Attorney-in-Fact for Nancy L. Hutchison

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

MORGAN KEEGAN AS C/F FRED D. HUTCHISON—IRA

By:	/s/ Fred D. Hutchison
Fred D. Hutchison, Beneficiary

DOMINION FUND III

By:	Dominion Partners III
Its:	General Partner

By:	/s/ Kendall Cooper
Name: Kendall Cooper Title: General Partner

/s/ Jean Marc Patouillaud
Jean Marc Patouillaud

/s/ Alain LaCoste
Alain LaCoste

/s/ Jean Jacquin
Jean Jacquin

/s/ Patrick Bamas
Patrick Bamas

/s/ Jacques Chatain
Jacques Chatain

/s/ Bernard Daugeras
Bernard Daugeras

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

IDI

By:	/s/ François Marmissolle
Name: François Marmissolle Title: Chief Executive Officer

/s/ Eric D. Mailman
Eric D. Mailman

THE MERCURY GROUP, LLC

By:	/s/ F. M. Whitmeyer, Jr.
Name: F. M. Whitmeyer, Jr. Title: Managing Member

THE YASUDA ENTERPRISE DEVELOPMENT II, L.P.

By:	Yasuda Enterprise Development Co., Ltd.

By:	/s/ Minoru Oka
Name: Minoru Oka Title: President & Representative Director

[SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT]

Exhibit A

List of Stockholders

Series A Convertible Preferred Stock

Series A Stockholder

Medical Science Partners, L.P.

Series B Convertible Preferred Stock

Series B Stockholders

Medical Science Partners, L.P.

Eli Lilly and Company

Betainvest

Viking Medical Ventures, Ltd.

FINOVE, Ltd.

Georges Muller

Fred D. Hutchison and Nancy Hutchison, Tenants in Common

Morgan Keegan as C/F Fred D. Hutchison—IRA

Alimentaria International, Inc.

Jean Marc Patouillaud

Alain LaCoste

Jean Jacquin

Patrick Bamas

Jacques Chatain

Bernard Daugeras

IDI

Series C Convertible Preferred Stock

Series C Stockholders

Medical Science Partners II, L.P.

Fredrik Schreuder

Viking Medical Ventures, Ltd.

Høegh Invest AS

Gutrafin Ltd.

Georges Muller

Betainvest

Patrick A. Gerschel

Bestin Worldwide Ltd.

Fred Trust (formerly, Noram Trust)

Medical Science Partners II Co-Investment, L.P.

EMV

Jean Deleage

Jean Marc Patouillaud

FINOVE, Ltd.

Alain LaCoste

Fonds de solidarité des travailleurs du Québec (F.T.Q.)

IDI

Patrick Bamas

Jacques Chatain

Bernard Daugeras

Jean Jacquin

André Lamotte

Joseph Lovett

Series D Convertible Preferred Stock

Series D Stockholders

Alimentaria International, Inc.

Betainvest SA

Fred Trust (formerly, Noram Trust)

Patrick A. Gerschel

Uemco XI

Eagle Constellation Fund

Høegh Invest AS

Fredrik Schreuder

Viking Medical Ventures Limited

MSP Healthcare Opportunities Investment Pool

Al-Midani Investment Company Ltd.

Sos & Co.

Eric D. Mailman

Peter E. Shapiro

Gutrafin, Ltd.

Lawrence P. Seidman and Linda S. Seidman, JT TEN

Union d’Études et d’Investissements Banque d’Affaires du Crédit Agricole

Venrock Associates

Venrock Associates II, L.P.

European Medical Ventures

André Lamotte

Patrick Bamas

Jacques Chatain

Bernard Daugeras

Jean Jacquin

Joseph Lovett

Series F Convertible Preferred Stock

Series F Stockholders

Venrock Associates

Venrock Associates II, L.P.

Union d’Etudes et d’Investissements Banque d’Affaires du Credit Agricole

European Medical Ventures

Høegh Invest AS

Gutrafin, Ltd.

Al-Midani Investment Company, Ltd.

HBM BioVentures (Cayman) Ltd.

Trust Agreement of Gregory Lee Collins

Mizuho Capital Co., Ltd. (formerly, Fujigin Capital Company)

Dominion Fund III

Alta BioPharma Partners, L.P.

J. P. Morgan Partners (SBIC), LLC (formerly, Chase Venture Capital Associates, L.P.)

Icagen Chase Partners (Alta Bio), LLC

Alta Embarcadero BioPharma Partners, LLC

Fonds de solidarité des travailleurs du Québec (F.T.Q.)

Patrick Bamas

Bernard Daugeras

Jacques Chatain

Jean Jacquin

André Lamotte

Joseph Lovett

Series G Convertible Preferred Stock

Series G Stockholders

Mizuho Capital Co., Ltd. (formerly, Fujigin Capital Company)

Gutrafin, Ltd.

Trust Agreement of Gregory Lee Collins

Sos & Company

Bank Ehinger & Cie AG

Fred Trust

Peter Shapiro

One Objective Limited

CDIB & Partners Investment Holding Corporation (formerly, South East Asia Investment Holding Corp.)

Florham Holding Ltd

Series G-1 Convertible Preferred Stock

Series G-1 Stockholders

Juerg Geigy

QFinance, Inc.

Venrock Associates

Venrock Associates II, L.P.

NeoMed Investments Limited (formerly, The NeoMed Fund, Limited)

Alta BioPharma Partners, L.P.

Icagen Chase Partners (Alta Bio), LLC

Alta Embarcadero BioPharma Partners, LLC

MSP Healthcare Opportunities Investment Pool

Gutrafin, Ltd.

Trust Agreement of Gregory Lee Collins

Sos & Company

Peter Shapiro

CDIB BioVentures Inc.

One Objective Limited

Tenesco Ltd.

Høegh Invest AS

J.P. Morgan Partners (SBIC), LLC

HBM BioVentures (Cayman) Ltd.

Series H Convertible Preferred Stock

Series H Stockholders

QFinance, Inc.

Alta BioPharma Partners, L.P.

Icagen Chase Partners (Alta Bio), LLC

Alta Embarcadero BioPharma Partners, LLC

China Development Industrial Bank Inc.

Venrock Associates

Venrock Associates II, L.P.

The Yasuda Enterprise Development II, L.P.

NeoMed Investments Limited (formerly, The NeoMed Fund, Limited)

J.P. Morgan Partners (SBIC), LLC

Gutrafin, Ltd.

MSP Healthcare Opportunities Investment Pool

European Medical Ventures

Høegh Invest AS

FINOVE, Ltd.

Peter E. Shapiro

Al-Midani Investment Company Ltd.

Trust Agreement of Gregory Lee Collins

Sos & Company

Juerg Geigy

HBM BioVentures (Cayman) Ltd.

Patrick Bamas

Jacques Chatain

Bernard Daugeras

One Objective Limited

Fred D. Hutchison and Nancy Hutchison, TEN COM

Alain LaCoste

Tenesco Ltd.

IDI

The Mercury Group, LLC